UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2023

QUINCE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38890	90-1024039
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Quince Therapeutics, Inc.

601 Gateway Boulevard, Suite 1250
South San Francisco, California 94080
(Address of principal executive offices and zip code)

(415) 910-5717

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	QNCX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The response to Item 3.03 is hereby incorporated herein by reference in its entirety in response to Item 1.01 of this Current Report on Form 8-K.

Item 3.03. Material Modification to Rights of Security Holders

Quince Therapeutics, Inc. (the “Company”) entered into a Rights Agreement, dated April 5, 2023, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (as amended from time to time, the “Rights Agreement”). The Rights Agent currently serves as the Company’s transfer agent with respect to the Company’s common stock and also has been appointed transfer agent with respect to the Series A Junior Participating Preferred Stock, par value $0.001 per share (each, a “Preferred Share” and collectively, the “Preferred Shares”), if any, that may be issued pursuant to the exercise of rights under the Rights Agreement. The Rights Agreement is not intended to prevent an acquisition of the Company on terms that the Board of Directors of the Company (the “Board”) considers favorable to, and in the best interests of, all stockholders. Rather, the Rights Agreement aims to provide the Board with adequate time to fully assess any proposal and to discourage any proposal it determines not to be in the interests of its stockholders. The description of the material terms and general effect of the Rights Agreement are set forth below.

In connection with the Rights Agreement, the Board declared a dividend distribution of one right (a “Right”) to purchase one one-thousandth of one share of our newly designated Preferred Shares for each outstanding share of common stock, par value $0.001 per share (the “Common Shares”), held by the stockholders of the Company at the close of business on April 17, 2023 (the “Record Date”). Each Right will entitle the holder to purchase one one-thousandth of a Preferred Share at a price of $6.00 per share (the “Purchase Price”), subject to adjustment. Each one one-thousandth of a Preferred Share has the designations, powers, privileges, preferences, rights, qualifications, limitations and restrictions that are designed to make it the economic equivalent of one Common Share. The description and terms of the Rights are more fully set forth in the Rights Agreement.

The Rights will not become exercisable until the earlier to occur of the close of business on (i) the tenth calendar day following acquisition by any person, entity or group of affiliated or associated persons of beneficial ownership of 10% (15% in the case of a passive institutional investor) or more of our outstanding Common Shares (an “Acquiring Person”) or (ii) the tenth business day (or such later date as may be determined by action of the Board prior to such time as any person or entity becomes an Acquiring Person) following the date of commencement of, or the first announcement of, an intention to commence, a tender offer or exchange offer, the consummation of which would result in any person or entity or group of persons or entities acting in concert becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”). Until the Distribution Date, the Rights will be transferable with and only with our Common Shares. The Rights will expire one year after the execution of the Rights Agreement unless the Rights are earlier extended, redeemed or exchanged by the Company.

Until the Distribution Date, (x) the Rights will be evidenced by the certificates for Common Shares (which certificates shall also be deemed to be Right Certificates (as defined below)) or, in the case of uncertificated shares, by the balances indicated in the book-entry account system of the transfer agent for the Common Shares, (y) the registered holders of Common Shares shall also be the registered holders of the Rights issued with respect thereto and (z) the Rights (and the right to receive Right Certificates therefor) will be transferable only in connection with the transfer of Common Shares. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Purchase Price payable, and the number of Preferred Shares or other securities or other property issuable upon exercise of the Rights will be subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares. The exercise of Rights to purchase Preferred Shares will at all times be subject to the availability of a sufficient number of authorized but unissued Preferred Shares.

The number of outstanding Rights and the number of one one-thousandth of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of shares of our common stock or a stock dividend on shares of our common stock payable in shares of our common stock or subdivisions, consolidation or combinations of our common stock occurring, in any case, prior to the Distribution Date.

When and if any dividend is declared on common stock, each Preferred Share is entitled to a preferential quarterly dividend payment equal to 1,000 times the aggregate per share price of all cash and non-cash dividends declared per share of common stock. In the event of liquidation, the holders of the Preferred Shares would be entitled to a preferential liquidation payment equal to the greater of $1000 per share plus an amount equal to accrued and unpaid dividends and distributions thereon or an aggregate amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of common stock. Each Preferred Share will have 1,000 votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount of consideration received per share of common stock. These rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Shares’ dividend and liquidation rights, the value of one one-thousandth of a Preferred Share should approximate the value of one share of common stock. The Preferred Shares would rank junior to any other series of our preferred stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its associates and affiliates (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of our common stock having a market value of two times the exercise price of the Right. This right will commence on the date of public announcement that a person has become an Acquiring Person.

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its affiliates or associates or certain other persons in which such persons have an interest, proper provision will be made so that each such holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

The Rights Agreement contains certain exceptions to the characterization of a person or group as an Acquiring Person. That term shall not be deemed to include (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit or compensation plan of the Company or any subsidiary of the Company, (iv) any person or entity holding shares of common stock for or pursuant to the terms of any such employee benefit or compensation plan of the Company or any subsidiary of the Company, (v) any beneficial owner of less than 15 % of the common stock then outstanding who (a) is entitled to file and files a statement on Schedule 13G under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Rule 13d-1(b)(1) under the Exchange Act, and (b) has not reported and is not required to report such ownership on Schedule 13D under the Exchange Act. In addition, except under limited circumstances, no person or entity shall become an Acquiring Person as the result of the acquisition of shares of common stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person or entity to 10% (15% in the case of a passive institutional investor) or more of the shares of common stock then outstanding. The rights plan grandfathers from becoming an Acquiring Person and person or group who beneficially owns 10% or more (or 15% or more in the case of a passive institutional investor) of the Company’s common stock as of the announcement of the adoption of the Rights Plan but such person or group will not be entitled to acquire any additional beneficial ownership of common stock without becoming an Acquiring Person.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of the number of one one-hundredth of a Preferred Share issuable upon the exercise of one Right, which may, at the Company’s election, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

At any time prior to the earlier of (i) the time a person becomes an Acquiring Person or (ii) the final expiration date of the Rights, our Board redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). Following the expiration of the above periods, the Rights become nonredeemable. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights provide that they may be amended by the Board without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights, excluding the interests of an Acquiring Person. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights will have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by our Board. The Rights should not interfere with any merger or other business combination that is in the best interests of our stockholders and is approved by our Board because the Rights may be amended to permit such acquisition or may be redeemed by us at $0.001 per Right prior to the earlier of (i) the time a person becomes an Acquiring Person or (ii) the final expiration date of the Rights.

The Rights Agreement specifying the terms of the Rights and the Certificate of Designation are incorporated herein by reference as exhibits to this current report. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits. Stockholders are urged to read the Rights Agreement and the Certificate of Designation in their entirety.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent applicable, the information set forth under “Item 3.03 Material Modification to Rights of Security Holders” of this Current Report on Form 8-K with respect to the Certificate of Designation of Series A Junior Participating Preferred Stock is incorporated into this Item 5.03 by reference.

Item 8.01	Other Events.

On April 5, 2023, the Company issued a press release announcing the Rights Agreement. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock filed with the Secretary of State of the State of Delaware on April 5, 2023

4.1	Rights Agreement dated as of April 5, 2023, between Quince Therapeutics, Inc. and American Stock Transfer & Trust Company, LLC, which includes the form of Certificate of Designation as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C

99.1	Press Release of Quince Therapeutics, Inc. dated April 5, 2023

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2023	Quince Therapeutics, Inc.

	By:	/s/ Dirk Thye
Dirk Thye
Chief Executive Officer